EXHIBIT 1.1

REGIONS FINANCIAL CORPORATION
(a Delaware corporation)
Floating Rate Senior Notes due 2009
Floating Rate Senior Notes due 2012
UNDERWRITING AGREEMENT
Dated: June 19, 2007

REGIONS FINANCIAL CORPORATION
(a Delaware corporation)
$250,000,000 Floating Rate Senior Notes due 2009
$350,000,000 Floating Rate Senior Notes due 2012
UNDERWRITING AGREEMENT
June 19, 2007
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
4 World Financial Center
New York, New York 10080
Morgan Keegan & Company, Inc.
Fifty North Front Street
Morgan Keegan Tower
Memphis, Tennessee 38103
As Representatives of the several Underwriters
Ladies and Gentlemen:
     Regions Financial Corporation, a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Keegan & Company, Inc. (“Morgan Keegan”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Morgan Keegan are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts of Floating Rate Senior Notes due 2009 (the “2009 Notes”) and Floating Rate Senior Notes due 2012 (the “2012 Notes” and, together with the 2009 Notes, the “Securities”) set forth in said Schedule A opposite the name of such Underwriter.
     The Securities will be issued in book-entry form to Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a letter agreement, to be dated as of the Closing Date (as defined in Section 2(b) hereof) (the “DTC Agreement”), between the Company and DTC.
     The Securities are to be issued pursuant to an indenture, dated as of August 8, 2005 (the “Original Indenture”), as supplemented by the Supplemental Indenture, dated as of August 8, 2005 (the “First Supplemental Indenture”), and the Supplemental Indenture, to be dated as of June 26, 2007 (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture and the Original Indenture, the “Indenture”), in each case, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Regions Bank, a banking corporation chartered under the laws of Alabama and a wholly-owned subsidiary of the Company (the “Interest Calculation Agent”), will act as calculation agent with respect to the Securities pursuant to an Interest Calculation Agreement, to be dated as of June 26, 2007, between the Company and the Interest Calculation Agent (the “Interest Calculation Agreement”).

The Indenture, the Interest Calculation Agreement, the DTC Agreement and this Agreement are collectively referred to as the “Operative Agreements.”
     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     The Company and certain trusts sponsored by the Company have filed with the Securities and Exchange Commission (the “Commission”) a joint automatic shelf registration statement on Form S-3 (No. 333-142839), and a post-effective amendment thereto, including the related prospectus (the “Base Prospectus”), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities and certain other securities described therein under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof and as of the Closing Date referred to in Section 2(b) hereof (in each case, a “Representation Date”), and agrees with each Underwriter, as follows:

     (i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the filing of Post-Effective Amendment No. 1 to the Original Registration Statement, (C) at the time of each subsequent amendment to the Original Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (D) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (E) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.
     At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     (ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on May 11, 2007 (the “Effective Date”), and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
     At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Date, the Registration Statement (x) complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and (y) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that, with respect to clause (y) hereof, the Company makes no representations or warranties as to those parts of the Registration Statement which shall constitute Statements of Eligibility and Qualification on Form T-1 (the “Form T-1”) under the 1939 Act.

     Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As of the time of the filing of the Final Term Sheet, the Disclosure Package, when considered together with the Final Term Sheet (as defined in Section 3(b)), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 6:15 p.m. (Eastern Daylight Time) on June 19, 2007 or such other time as agreed by the Company and the Representatives.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
     (iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (iv) Good Standing of the Company and its Significant Subsidiaries. The Company and each of its “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation or a bank, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification (except in any case in which the failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect).
     (v) Bank Holding Company. The Company is duly registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).
     (vi) Good Standing of Regions Bank. Regions Bank is a duly organized and validly existing Alabama state chartered bank and continues to hold a valid certificate to do business as such.
     (vii) No Material Adverse Effect. Since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Significant Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Disclosure Package and the Prospectus (a “Material Adverse Effect”).
     (viii) Capitalization. The outstanding shares of capital stock of the Company are as set forth in the Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances thereof, if any, pursuant to reservations, agreements or employee benefit plans or pursuant to the exercise of convertible securities or options). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder or the Company.
     (ix) Ownership of Capital Stock of Subsidiaries. All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable (except as provided in statutes pursuant to which depository institution subsidiaries are subject), and, except as otherwise set forth in the Disclosure Package and the Prospectus, a controlling majority of the outstanding shares of voting capital stock of the Significant Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
     (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xi) Authorization of Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act, and, at the Closing Date will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (xii) Authorization of Interest Calculation Agreement. The Interest Calculation Agreement has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Interest Calculation Agent, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (xiii) Authorization of Securities. The Securities have been duly authorized by the Company for issuance as contemplated by this Agreement. The Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Securities will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the Indenture.
     (xiv) Descriptions of the Securities and the Operative Agreements. The Securities and the Operative Agreements, as of each Representation Date, will conform in all material respects to the statements relating thereto included in the Disclosure Package and the Prospectus and, to the extent applicable, will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.
     (xv) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xvi) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act and the 1939 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein, in the Disclosure Package and the Prospectus.
     (xvii) Absence of Defaults and Conflicts. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other conflicts, breaches, violations or impositions of any lien, charges or encumbrances upon any property or assets of the Company or any of its Significant Subsidiaries referred to in this paragraph (xvii), reasonably be expected to result in a Material Adverse Effect.
     (xviii) Financial Statements. The consolidated historical financial statements and schedules of (i) the Company and its consolidated subsidiaries included in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated and (ii) AmSouth Bancorporation and its consolidated subsidiaries included in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, and, in each case, comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected consolidated financial data and the summary financial information included in the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Disclosure Package, the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     (xix) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.
     (xx) Absence of Proceedings. There is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to result in a Material Adverse Effect.
     (xxi) No Existing Default or Conflict. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (xxi), reasonably be expected to result in a Material Adverse Effect.
     (xxii) Tax Compliance. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to result in a Material Adverse Effect.
     (xxiii) Insurance. The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Significant Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any such Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a Material Adverse Effect.
     (xxiv) Dividends and Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus and applicable banking laws and regulations.
     (xxv) Possession of Licenses and Permits. The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except those the failure of which to possess would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
     (xxvi) Compliance with Sarbanes-Oxley Act. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the 1934 Act are being prepared, (B) have been evaluated for effectiveness as of the Company’s most recent fiscal quarter and (C) are effective to perform the functions for which they were established.
     The Company has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (a) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (b) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) for effectiveness as of the end of the Company’s most recent fiscal year. The management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) has evaluated any change that has materially affected, or is reasonably likely to affect, the Company’s internal control over financial reporting as of the end of the Company’s most recent fiscal quarter. In addition, not later than the date of the filing with the Commission of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, each of the accountants and the audit committee of the board of directors of the Company have been advised of (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal control over financial reporting. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (xxvii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act, the 1934 Act Regulations or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xxviii) Environmental Laws. The Company and its Significant Subsidiaries are to their knowledge (i) in substantial compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in substantial compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received any unresolved notice of any actual or potential liability for the investigation or remediation of any unpermitted disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (xxix) Absence of Lending Relationship. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.
     (xxx) Compliance with Banking Laws. The Company and each of its subsidiaries are in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (“FDIC”), the Alabama Department of Banking (the “Department”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board, the FDIC and the Department, the “Bank Regulatory Authorities”) with jurisdiction over the Company and its subsidiaries, except for such failures to be in compliance as would not reasonably be expected to result in a Material Adverse Effect. The deposit accounts of each bank subsidiary of the Company are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any of the Bank Regulatory Authorities or any other governmental agency or authority, nor have the Company or any of its subsidiaries been advised by any of the Bank Regulatory Authorities or any other governmental agency or authority that it is contemplating issuing or requesting any of the foregoing.
     (xxxi) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
     (b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of 2009 Notes and the aggregate principal amount of 2012 Notes, in each case as set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern Daylight Time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($5,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date. The Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern Daylight Time) on the business day prior to the Closing Date.
     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,

(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
     (b) Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.
     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds.”
     (i) Restriction on Sale of Securities. The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any debt securities issued by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the business day set forth in Schedule B hereto.
     (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (k) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (l) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among

Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the costs and expenses of the Company, excluding in all cases the costs and expenses of the Underwriters, relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) any fees payable in connection with the rating of the Securities and (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities.
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9 hereof, the Company shall reimburse the Underwriters for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

     (b) Opinion of Counsel for the Company. The Company shall have requested and caused Alston & Bird LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     (i) The Company is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.
     (ii) The Company is duly registered as a bank holding company and a financial holding company under the BHC Act.
     (iii) This Agreement has been duly authorized, executed and delivered by the Company.
     (iv) The Indenture has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity or law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
     (v) The Securities have been duly authorized, executed and delivered by the Company for issuance and, when authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment for the consideration therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.
     (vi) The Securities and the Operative Agreements conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Prospectus; to the extent applicable, the Securities and the Operative Documents are in substantially the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement, with the exception of the Second Supplemental Indenture, which has not been incorporated by reference or filed as an exhibit thereto.
     (vii) The statements in the Registration Statement, the Disclosure Package and the Prospectus, insofar as they are descriptions of contracts, agreements, instruments or the Company’s Certificate of Incorporation or legal proceedings, or constitute statements or summaries of United States federal, New York State laws or the General Corporation Law of the State of Delaware or legal conclusions with respect thereto, are accurate and present fairly the information required to be shown in all material respects.
     (viii) The Registration Statement, including without limitation the Rule 430B Information, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, and the Form T-1, as to which such counsel need not express any opinion, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.
     (ix) The Registration Statement has become effective under the 1933 Act; any required filing of the Base Prospectus, any preliminary prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened.
     (x) The Indenture has been duly qualified under the 1939 Act.
     (xi) The statements included in the Disclosure Package and the Prospectus under the headings “Certain United States Federal Income Tax Consequences” and “ERISA Considerations,” insofar as such statements summarize legal matters, are accurate and fair summaries of such legal matters in all material respects.
     (xii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the 1940 Act.
     (xiii) Nothing has come to the attention of such counsel that would lead such counsel to believe that the Original Registration Statement or any amendment thereto (except for financial statements and other financial information included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need make no statement), at the time such Original Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement, including the Rule 430B Information (except for financial statements and other financial information included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need make no statement), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto (except for financial statements and other financial information included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to the attention of such counsel that would lead such counsel to believe that the Disclosure Package, other than the financial statements and other financial information included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the Federal laws of the United States or the General Corporation Law of the State of Delaware, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.
     (c) Opinion of Internal Counsel to the Company. The Company shall have requested and caused Carl L. Gorday, the Assistant General Counsel of the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     (i) Regions Bank is validly existing as a bank in good standing under the laws of Alabama, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Alabama.
     (ii) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Disclosure Package and the Prospectus and such other approvals (specified in such opinion) as have been obtained.
     (iii) Neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Significant Subsidiaries pursuant to, (A) the charter or by-laws of the Company or its Significant Subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its Significant Subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Significant Subsidiaries or any of its or their properties, which violation or default would, in the case of clauses (B) and (C) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (iii) (if any), reasonably be expected to result in a Material Adverse Effect.
     (iv) The documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, as applicable.

     (v) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or their respective property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements incorporated by reference in the Disclosure Package and the Prospectus from Part II, Item 1, of the Company’s most recent Quarterly Report on Form 10-Q insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (d) Opinion of Counsel to the Underwriters. The Representatives shall have received from Sidley Austin llp, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Operative Agreements, the Registration Statement, the Disclosure Package and the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) Opinion of Counsel to the Trustee. The Representatives shall have received from Bingham McCutchen LLP, counsel for the Trustee, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) Officers’ Certificate. The Company shall have furnished to the Representatives a certificate signed by a senior or executive vice president and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any supplements to the Disclosure Package or the Prospectus and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Applicable Time and the Closing Date with the same effect as if made at the Applicable Time and at the Closing Date, respectively, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.
     (g) Comfort Letter. The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the time of execution of this Agreement (the “Execution Time”) and at the Closing Date, letters (which may refer to letters previously delivered to the Representatives), dated, respectively, as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.
     (h) Maintenance of Ratings. At the Closing Date, the 2009 Notes and the 2012 Notes shall be rated at least “A” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., at least “A1” by Moody’s Investors Service and at least “A+” by Fitch Ratings, and the Company shall have delivered to the Underwriters a letter, dated as of the Closing Date, from each such rating organization, or other evidence satisfactory to the Underwriters, confirming that the 2009 Notes and the 2012 Notes have such ratings. Since the Execution Time, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the 2009 Notes and the 2012 Notes or any of the Company’s other securities or financial strength by any such rating organization or any other “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g)(2) under the 1933 Act Regulations, and no such rating organization shall have publicly announced that it has under surveillance or review with negative implications its rating of the 2009 Notes and the 2012 Notes or any of the Company’s other securities or financial strength.
     (i) No Material Adverse Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Significant Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.
     (j) NASD. The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting terms and arrangements.
     (k) Additional Items. Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     The documents required to be delivered by this Section 5 shall be delivered at the office of Sidley Austin llp, counsel for the Underwriters, at 787 Seventh Avenue, New York, New York 10019, at the Closing Date.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company and the Underwriters acknowledge that the statements set forth in the last paragraph of the cover page of the preliminary prospectus and the Prospectus regarding delivery of the Securities and, under the heading “Underwriting,” (i) the sentences related to concessions and reallowances and (ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.
     SECTION 8. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its respective officers or trustees and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Date (i) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement, or (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iv) if a banking moratorium has been declared by either Federal, New York or Alabama authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
          (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
          (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at 4 World Financial Center, New York, New York 10080, attention: Mal Durkee, and to Morgan Keegan & Company, Inc. at 50 North Front Street, 16th Floor, Memphis, Tennessee 38103, attention: Debt Capital Markets, and notices to the Company shall be directed to it at Regions Financial Corporation, 1900 Fifth Avenue North, Birmingham, Alabama 35203, attention: General Counsel’s Office.
     SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 18. Selling Restrictions.
     Each Underwriter represents and agrees that:
     (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold and will not offer or sell the Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Company;
     (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company;
     (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities from or otherwise involving the United Kingdom; and
     (d) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities which are the subject of the offering contemplated by the Disclosure Package and the Prospectus to the public in that Relevant Member State other than:
     (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     (iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead underwriter; or
     (iv) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
     For the purposes of this Section 18(d), the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that

Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours, REGIONS FINANCIAL CORPORATION
By:	/s/ Eric Haas
	Name:	Eric Haas
	Title:	Executive Vice President and Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
MORGAN KEEGAN & COMPANY, INC.
BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
TOUSSAINT CAPITAL PARTNERS, LLC

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Jason Braunstein

Authorized Signatory

By:	MORGAN KEEGAN & COMPANY, INC.

By:	/s/ Brian M. Mellone

Name: Brian M. Mellone
Title: Managing Director
For themselves and as Representatives of the other Underwriters named in Schedule A hereto

SCHEDULE A

	Principal	Principal
	Amount of	Amount of
	2009	2012
Name of Underwriter	Notes	Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$100,000,000	$140,000,000
Morgan Keegan & Company, Inc.	100,000,000	140,000,000
Bear, Stearns & Co. Inc.	22,500,000	31,500,000
Lehman Brothers Inc.	22,500,000	31,500,000
Toussaint Capital Partners, LLC	5,000,000	7,000,000

Total	$250,000,000	$350,000,000

Sch A-1

SCHEDULE B

Underwriting Agreement dated:	June 19, 2007

Registration Statement No.	333-142839

Representatives:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Keegan & Company, Inc.

Closing Date:	June 26, 2007

Title, Purchase Price and Description of the 2009 Notes:

Title:	Floating Rate Senior Notes due 2009

Aggregate principal amount:	$250,000,000

Minimum denominations:	$5,000 and integral multiples of $1,000 in excess thereof

Original issue date:	June 26, 2007

Maturity date:	June 26, 2009

Interest rate:	Three-month LIBOR plus 0.03%

Designated LIBOR page:	Reuters Page LIBOR01

LIBOR Currency:	U.S. dollars

Initial interest rate:	To be determined as if the original issue date were an interest reset date

Interest payment dates:	March 26, June 26, September 26 and December 26 of each year, commencing September 26, 2007

Interest reset period:	Quarterly

Interest reset dates:	March 26, June 26, September 26 and December 26 of each year, commencing September 26, 2007

Interest determination date:	Two London Banking Days prior to the interest reset date. “London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Business Day convention:	If any interest payment date, other than the maturity date, falls on a day that is not a Business Day, the interest payment date will be the next succeeding Business Day, except if that Business Day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding Business Day. If the maturity date falls on a day that is not a Business Day, the payment of interest and principal will be

Sch B-1

made on the next succeeding Business Day with the same force and effect as if made on the day such payment was due, and no interest will accrue for the period from and after the maturity date. If any interest reset date falls on a day that is not a Business Day, the interest reset date will be postponed to the next succeeding Business Day, except if that Business Day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding Business Day. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized by law, regulation or executive order to close and is also a London Banking Day.

Day count convention:	Actual/360

Record dates:	The fifteenth calendar day, whether or not a Business Day, prior to the applicable interest payment date

Redemption provisions:	None

Initial public offering price:	99.980% of the aggregate principal amount thereof plus accrued interest, if any, from June 26, 2007

Purchase price:	99.980% of the aggregate principal amount thereof plus accrued interest, if any, from June 26, 2007

Underwriters’ commission:	0% of the aggregate principal amount thereof

Form:	Book-entry only

Type of Offering:	Non-delayed

Title, Purchase Price and Description of the 2012 Notes:

Title:	Floating Rate Senior Notes due 2012

Aggregate principal amount:	$350,000,000

Minimum denominations:	$5,000 and integral multiples of $1,000 in excess thereof

Original issue date:	June 26, 2007

Maturity date:	June 26, 2012

Interest rate:	Three-month LIBOR plus 0.17%

Designated LIBOR page:	Reuters Page LIBOR01

LIBOR Currency:	U.S. dollars

Initial interest rate:	To be determined as if the original issue date were an interest reset date

Interest payment dates:	March 26, June 26, September 26 and December 26 of each year, commencing September 26, 2007

Interest reset period:	Quarterly

Sch B-2

Interest reset dates:	March 26, June 26, September 26 and December 26 of each year, commencing September 26, 2007

Interest determination date:	Two London Banking Days prior to the interest reset date. “London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Business Day convention:	If any interest payment date, other than the maturity date, falls on a day that is not a Business Day, the interest payment date will be the next succeeding Business Day, except if that Business Day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding Business Day. If the maturity date falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day with the same force and effect as if made on the day such payment was due, and no interest will accrue for the period from and after the maturity date. If any interest reset date falls on a day that is not a Business Day, the interest reset date will be postponed to the next succeeding Business Day, except if that Business Day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding Business Day. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized by law, regulation or executive order to close and is also a London Banking Day.

Day count convention:	Actual/360

Record dates:	The fifteenth calendar day, whether or not a Business Day, prior to the applicable interest payment date

Redemption provisions:	None

Initial public offering price:	100% of the aggregate principal amount thereof plus accrued interest, if any, from June 26, 2007

Purchase price:	99.65% of the aggregate principal amount thereof plus accrued interest, if any, from June 26, 2007

Underwriters’ commission:	0.35% of the aggregate principal amount thereof

Form:	Book-entry only

Type of Offering:	Non-delayed
Date referred to in Section 3(i) after which the Company may offer or sell Securities issued by the Company without the consent of the Representatives: August 19, 2007

Sch B-3

SCHEDULE C
Term Sheet dated June 19, 2007

Sch C-1